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                                                              EXHIBIT 99.6(a)(8)
                         EATON VANCE MUTUAL FUNDS TRUST

                             DISTRIBUTION AGREEMENT


         AGREEMENT effective June 23, 1997 between EATON VANCE MUTUAL FUNDS TRUST, a Massachusetts business trust having its principal place of business in Boston in the Commonwealth of Massachusetts, hereinafter called the "Trust," on behalf of each of its series listed on Schedule A (a "Fund"), and EATON VANCE DISTRIBUTORS, INC., a Massachusetts corporation having its principal place of business in said Boston, hereinafter sometimes called the "Principal Underwriter." The Trustees of the Trust have established four classes of shares of each of the Funds (except Eaton Vance Short-Term Treasury Fund), such classes having been designated Class A, Class B, Class C and Class I (the "Classes").

         IN CONSIDERATION of the mutual promises and undertakings herein contained, the parties hereto agree with respect to each Fund:

         1. The Trust grants to the Principal Underwriter the right to purchase all classes of shares of the Fund upon the terms hereinbelow set forth during the term of this Agreement. While this Agreement is in force, the Principal Underwriter agrees to use its best efforts to find purchasers for shares of the Fund.

         The Principal Underwriter shall have the right to buy from the Fund the shares needed, but not more than the shares needed (except for clerical errors and errors of transmission) to fill unconditional orders for shares of the Fund placed with the Principal Underwriter by financial service firms or investors as set forth in the current Prospectus relating to shares of the Fund. The price which the Principal Underwriter shall pay for Class A shares and shares of Eaton Vance Short-Term Treasury Fund (which shall be treated as Class A shares herein) so purchased shall be the net asset value used in determining the public offering price on which such orders were based; the price for Class B, Class C and Class I shares so purchased shall be equal to the price paid by investors upon purchasing such shares. The Principal Underwriter shall notify Investors Bank & Trust Company, Custodian of the Trust ("IBT"), and First Data Investor Services Group, Transfer Agent of the Trust ("First Data"), or a successor transfer agent, at the end of each business day, or as soon thereafter as the orders placed with it have been compiled, of the number of shares and the prices thereof which the Principal Underwriter is to purchase as principal for resale. The Principal Underwriter shall take down and pay for shares ordered from the Fund on or before the eleventh business day (excluding Saturdays) after the shares have been so ordered.

         The right granted to the Principal Underwriter to buy shares from the Fund shall be exclusive, except that said exclusive right shall not apply to shares issued in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company, by the Fund; nor shall it apply to shares, if any, issued by the Fund in distribution of income or realized capital gains of the Fund payable in shares or in cash at the option of the shareholder.

         2. The shares may be resold by the Principal Underwriter to or through financial service firms having agreements with the Principal Underwriter, and to investors, upon the following terms and conditions.

         CLASS A SHARES. The public offering price, i.e., the price per Class A share at which the Principal Underwriter or financial service firm purchasing shares from the Principal Underwriter may sell shares to the public, shall be the public offering price as set forth in the current Prospectus relating to said Class A shares, but not to exceed the net asset value at which the Principal Underwriter is to purchase the Class A shares, plus a sales charge not to exceed 7.25% of the public offering price (the net asset value divided by
 .9275). If the resulting public offering price does not come out to an even cent, the public offering price shall be adjusted to the nearer cent.

         The Principal Underwriter may also sell Class A shares at the net asset value at which the Principal Underwriter is to purchase such Class A shares, provided such sales are not inconsistent with the provisions of Section 22(d) of the Investment Company Act of 1940, as amended from time to time (the "1940 Act"), and the rules thereunder, including any applicable exemptive orders or administrative interpretations or "no-action" positions with respect thereto.

         CLASS B, CLASS C AND CLASS I SHARES. The public offering price, i.e., the price per Class B, Class C and Class I shares at which the Principal Underwriter or financial service firm purchasing shares from the Principal Underwriter may sell shares to the public, shall be equal to the net asset value at which the Principal Underwriter is to purchase the Class B, Class C and Class I shares.

         The net asset value of shares of each Class of the Fund shall be determined by the Trust or IBT, as the agent of the Trust, as of the close of regular trading on the New York Stock Exchange (the "Exchange") on each business day on which said Exchange is open, or as of such other time on each such business day as may be determined by the Trustees of the Trust, in accordance with the methodology and procedures for calculating such net asset value authorized by the Trustees. The Trust may also cause the net asset value to be determined in substantially the same manner or estimated in such manner and as of such other time or times as may from time to time be agreed upon by the Trust and Principal Underwriter. The Trust will notify the Principal Underwriter each time the net asset value of a Class of shares is determined and when such value is so determined it shall be applicable to transactions as set forth in the current Prospectus(es) and Statement(s) of Additional Information (hereafter the "Prospectus") relating to the Fund's shares.

         No Class of shares of the Fund shall be sold by the Fund during any period when the determination of that Class's net asset value is suspended pursuant to the Declaration of Trust, except to the Principal Underwriter, in the manner and upon the terms above set forth to cover contracts of sale made by the Principal Underwriter with its customers prior to any such suspension, and except as provided in paragraph 1 hereof. The Trust shall also have the right to suspend the sale of any Class of shares if in the judgment of the Trust conditions obtaining at any time render such action advisable. The Principal Underwriter shall have the right to suspend sales at any time, to refuse to accept or confirm any order from an investor or financial service firm, or to accept or confirm any such order in part only, if in the judgment of the Principal Underwriter such action is in the best interests of the Fund.

         3. The Trust covenants and agrees that it will, from time to time, but subject to the necessary approval of the Fund's shareholders, take such steps as may be necessary to register the Fund's shares under the federal Securities Act of 1933, as amended from time to time (the "1933 Act"), to the end that there will be available for sale such number of shares as the Principal Underwriter may reasonably be expected to sell. The Trust covenants and agrees to indemnify and hold harmless the Principal Underwriter and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Fund, which may be based upon the 1933 Act or on any other statute or at common law, on the ground that the Registration Statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust in connection therewith by or on behalf of the Principal Underwriter; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Principal Underwriter and any such controlling person to be deemed to protect such Principal Underwriter or any such controlling person against any liability to the Trust or the Fund or its security holders to which such Principal Underwriter or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust or the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Principal Underwriter or any such controlling person unless the Principal Underwriter or any such controlling person, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Principal Underwriter or such controlling person (or after such Principal Underwriter or such controlling person shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which the Fund may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate, at the expense of the Fund, in the defense, or, if the Trust so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Principal Underwriter or controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retains such counsel, the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, the Fund shall reimburse the Principal Underwriter or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees promptly to notify the Principal Underwriter of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Fund's shares.

         4. The Principal Underwriter covenants and agrees that, in selling the shares of the Fund, it will use its best efforts in all respects duly to conform with the requirements of all state and federal laws relating to the sale of such shares, and will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares of the Fund, which may be based upon the 1933 Act or any other statute or at common law, on account of any wrongful act of the Principal Underwriter or any of its employees (including any failure to conform with any requirement of any state or federal law relating to the sale of such shares) or on the ground that the Registration Statement or Prospectus, as from time to time amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, insofar as any such statement or omission was made in reliance upon, and in conformity with information furnished in writing to the Trust in connection therewith by or on behalf of the Principal Underwriter, provided, however, that in no case (i) is the indemnity of the Principal Underwriter in favor of any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under this Agreement, or
(ii) is the Principal Underwriter to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Principal Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust, the Fund or upon such person (or after the Trust, the Fund or such person shall have received notice of such service on any designated agent), but failure to notify the Principal Underwriter of any such claim shall not relieve it from any liability which it may have to the Fund or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Principal Underwriter shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Principal Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Trust, or to its officers or Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Principal Underwriter elects to assume the defense of any such suit and retains such counsel, the Fund or such officers or Trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them or the Trust, but, in case the Principal Underwriter does not elect to assume the defense of any such suit, it shall reimburse the Fund, any such officers and Trustees or controlling person or persons, defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them or the Trust. The Principal Underwriter agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Fund's shares.

         Neither the Principal Underwriter nor any financial service firm nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act, (as said Registration Statement and Prospectus may be amended or supplemented from time to time), covering the shares of the Fund. Neither the Principal Underwriter nor any financial service firm nor any other person is authorized to act as agent for the Trust or the Fund in connection with the offering or sale of shares of the Fund to the public or otherwise. All such sales made by the Principal Underwriter shall be made by it as principal, for its own account. The Principal Underwriter may, however, act as agent in connection with the repurchase of shares as provided in paragraph 6 below, or in connection with "exchanges" between investment companies for which the Principal Underwriter (or an affiliate thereof) acts as principal underwriter or investment adviser.

         5(a). The Fund will pay, or cause to be paid (by one or more classes) -

                  (i) all the costs and expenses of the Fund, including fees and disbursements of its counsel, in connection with the preparation and filing of any required Registration Statement and/or Prospectus under the 1933 Act, or the 1940 Act, covering its shares and all amendments and supplements thereto, and preparing and mailing periodic reports to shareholders (including the expense of setting up in type any such Registration Statement, Prospectus or periodic report);

                  (ii) the cost of preparing temporary and permanent share certificates (if any) for shares of the Fund;

                  (iii) the cost and expenses of delivering to the Principal Underwriter at its office in Boston, Massachusetts, all shares of the Fund purchased by it as principal hereunder; and

                  (iv) all the federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares) transfer from the Fund to the Principal Underwriter of any and all shares of the Fund purchased by the Principal Underwriter hereunder.

                  (v) the fees, costs and expenses of the registration or qualification of shares for sale in the various states, territories or other jurisdictions (including without limitation the registering or qualifying the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state, territory or other jurisdiction); and

                  (vi) all payments to be made pursuant to any written plan approved in accordance with Rule 12b-1 under the 1940 Act or any written service plan.

         (b) The Principal Underwriter agrees that, after the Prospectus (other than to existing shareholders of the Fund) and periodic reports have been set up in type, it will bear the expense of printing and distributing any copies thereof which are to be used in connection with the offering of shares of the Fund to financial service firms or investors. The Principal Underwriter further agrees that it will bear the expenses of preparing, printing and distributing any other literature used by the Principal Underwriter or furnished by it for use by financial service firms in connection with the offering of the shares of the Fund for sale to the public and any expenses of advertising in connection with such offering.

         (c) In addition, the Trust agrees, in accordance with the Fund's Distribution Plans (the "Plans"), adopted pursuant to Rule 12b-1 under the 1940 Act with respect to Class B and Class C shares, to make certain payments as follows. The Principal Underwriter shall be entitled to be paid by the Fund a sales commission equal to an amount not exceeding that set forth on Schedule A hereto of the price received by the Fund for each sale of Class B shares and 6.25% of the price received by the Fund for each sale of Class C shares (excluding in each case the reinvestment of dividends and distributions), such payment to be made out of Class B or Class C assets as applicable and in the manner set forth in this paragraph 5. The Principal Underwriter shall also be entitled to be paid by the Fund a separate distribution fee (calculated in accordance with paragraph 5(d)) out of the relevant Class' assets, such payment to be made in the manner set forth and subject to the terms of this paragraph 5.

         (d) The sales commissions and distribution fees referred to in paragraph 5(c) shall be accrued and paid by the Fund in the following manner. Each Class B and Class C shall accrue daily an amount calculated at the rate of
 .75% per annum of its daily net assets, which net assets shall be computed as described in paragraph 2. The daily amounts so accrued throughout the month shall be paid to the Principal Underwriter on the last day of each month. The amount of such daily accrual, as so calculated, shall first be applied and charged to all unpaid sales commissions, and the balance, if any, shall then be applied and charged to all unpaid distribution fees. No amount shall be accrued with respect to any day on which there exist no outstanding uncovered distribution charges of the Principal Underwriter due from the relevant Class. The amount of such uncovered distribution charges shall be calculated daily. For purposes of this calculation, distribution charges of the Principal Underwriter shall include (a) the aggregate of all sales commissions which the Principal Underwriter has been paid pursuant to this paragraph (d) (and pursuant to paragraph 5(d) of the Prior Agreements) plus all sales commissions which it is entitled to be paid pursuant to paragraph 5(c) (and pursuant to paragraph 5(c) of the Prior Agreements) since inception of the Prior Agreements through and including the day next preceding the date of calculation, and (b) an amount equal to the aggregate of all distribution fees referred to below which the Principal Underwriter has been paid pursuant to this paragraph (d) (and pursuant to paragraph 5(d) of the Prior Agreements) plus all such fees which it is entitled to be paid pursuant to paragraph 5(c) (and pursuant to paragraph 5(c) of the Prior Agreements) since inception of the Prior Agreements through and including the day next preceding the date of calculation. From this sum (distribution charges) there shall be subtracted (i) the aggregate amount paid or payable to the Principal Underwriter pursuant to this paragraph (d) (and pursuant to paragraph (d) of the Prior Agreements) since inception of the Prior Agreements through and including the day next preceding the date of calculation and (ii) the aggregate amount of all contingent deferred sales charges paid or payable to the Principal Underwriter since inception of the Prior Agreements through and including the day next preceding the date of calculation. In addition, the calculation shall include amounts under the Prior Agreements when a predecessor principal underwriter existed. If the result of such subtraction is a positive amount, a distribution fee [computed at the rate of 1% per annum above the prime rate (being the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) then being reported in the Eastern Edition of The Wall Street Journal or if such prime rate is not so reported such other rate as may be designated from time to time by vote or other action of a majority of (i) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Rule 12b-1 Trustees") and (ii) all of the Trustees then in office] shall be computed on such amount and added to such amount, with the resulting sum constituting the amount of outstanding uncovered distribution charges of the Principal Underwriter due from a Class with respect to such day for all purposes of this Agreement. If the result of such subtraction is a negative amount, there shall exist no outstanding uncovered distribution charges of the Principal Underwriter due from that Class with respect to such day and no amount shall be accrued or paid to the Principal Underwriter with respect to such day. The aggregate amounts accrued and paid pursuant to this paragraph (d) during any fiscal year of the Fund shall not exceed .75% of the average daily net assets of a Class for such year. The term "Principal Underwriter" as used in this paragraph (d) shall include the current Principal Underwriter's predecessor, a Massachusetts corporation called Eaton Vance Distributors, Inc. that served as principal underwriter for the Trust prior to November 1, 1996.

         (e) The Principal Underwriter shall be entitled to receive all contingent deferred sales charges paid or payable with respect to any day on which there exist outstanding uncovered distribution charges due from a Class of the Principal Underwriter. Each Class B and Class C shall be entitled to receive all remaining contingent deferred sales charges paid or payable by its shareholders with respect to any day on which there exist no outstanding uncovered distribution charges of the Principal Underwriter due from that Class, provided that no such sales charge which would cause the Fund to exceed the maximum applicable cap imposed thereon by paragraph (2) of subsection (d) of Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. shall be imposed.

         (f) The Principal Underwriter shall be entitled to receive all contingent deferred sales charges imposed in accordance with the Prospectus on early redemption of Class A shares.

         (g) The persons authorized to direct the disposition of monies paid or payable by the Fund pursuant to the Plan or this Agreement shall be the President or any Vice President or the Treasurer of the Trust. Such persons shall provide to the Trust's Trustees and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         (h) In addition to the payments to the Principal Underwriter provided for in paragraph 5(d), the Fund may make payments from the assets of each Class of service fees to the Principal Underwriter, Authorized Firms and other persons. The aggregate of such payments during any fiscal year of the Fund shall not exceed .25% of a class' average daily net assets for such year.

         6. The Trust hereby authorizes the Principal Underwriter to repurchase, upon the terms and conditions set forth in written instructions given by the Trust to the Principal Underwriter from time to time, as agent of the Trust and for its account, such shares of the Fund as may be offered for sale to the Fund from time to time.

         (a) The Principal Underwriter shall notify in writing IBT and First Data at the end of each business day, or as soon thereafter as the repurchases in each pricing period have been compiled, of the number of shares of each Class repurchased for the account of the Fund since the last previous report, together with the prices at which such repurchases were made, and upon the request of any officer or Trustee of the Trust shall furnish similar information with respect to all repurchases made up to the time of the request on any day.

         (b) The Trust reserves the right to suspend or revoke the foregoing authorization at any time; unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice thereof by an officer of the Principal Underwriter, by telegraph or by written instrument from an officer of the Trust duly authorized by its Trustees. In the event that the authorization of the Principal Underwriter is, by the terms of such notice, suspended for more than twenty-four hours or until further notice, the authorization given by this paragraph 6 shall not be revived except by action of a majority of the Trustees of the Trust.

         (c) The Principal Underwriter shall have the right to terminate the operation of this paragraph 6 upon giving to the Trust thirty (30) days' written notice thereof.

         (d) The Trust agrees to authorize and direct IBT to pay, for the account of the Fund, the purchase price of any shares so repurchased against delivery of the certificates in proper form for transfer to the Trust or for cancellation by the Trust.

         (e) The Principal Underwriter shall receive no commission in respect of any repurchase of shares under the foregoing authorization and appointment as agent, except for any sales commission, distribution fee or contingent deferred sales charges payable under paragraph 5.

         (f) The Trust agrees that the Fund will reimburse the Principal Underwriter, from time to time on demand, for any reasonable expenses incurred in connection with the repurchase of shares of the Fund pursuant to this paragraph 6.

         7. If, at any time during the existence of this Agreement, the Trust shall deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Commission or other governmental authority or to obtain any advantage under Massachusetts or federal tax laws, and shall notify the Principal Underwriter of the form of amendment which it deems necessary or advisable and the reasons therefor, and, if the Principal Underwriter declines to assent to such amendment, the Trust may terminate this Agreement forthwith by written notice to the Principal Underwriter. If, at any time during the existence of its agreement upon request by the Principal Underwriter, the Trust fails (after a reasonable time) to make any changes in its Declaration of Trust, as amended, or in its methods of doing business which are necessary in order to comply with any requirement of federal law or regulations of the Commission or of a national securities association of which the Principal Underwriter is or may be a member, relating to the sale of the shares of the Fund, the Principal Underwriter may terminate this Agreement forthwith by written notice to the Trust.

         8(a). The Principal Underwriter is a corporation in the United States organized under the laws of Massachusetts and holding membership in the National Association of Securities Dealers, Inc., a securities association registered under Section 15A of the Securities Exchange Act of 1934, as amended from time to time, and during the life of this Agreement will continue to be so resident in the United States, so organized and a member in good standing of said Association. The Principal Underwriter covenants that it and its officers and directors will comply with the Trust's Declaration of Trust and By-Laws, and the 1940 Act and the rules promulgated thereunder, insofar as they are applicable to the Principal Underwriter.

         (b) The Principal Underwriter shall maintain in the United States and preserve therein for such period or periods as the Commission shall prescribe by rules and regulations applicable to it as Principal Underwriter of an open-end investment company registered under the 1940 Act such accounts, books and other documents as are necessary or appropriate to record its transactions with the Fund. Such accounts, books and other documents shall be subject at any time and from time to time to such reasonable periodic, special and other examinations by the Commission or any member or representative thereof as the Commission may prescribe. The Principal Underwriter shall furnish to the Commission within such reasonable time as the Commission may prescribe copies of or extracts from such records which may be prepared without effort, expense or delay as the Commission may by order require.

         9. This Agreement shall continue in force indefinitely until terminated as in this Agreement above provided, except that:

         (a) this Agreement shall remain in effect through and including April 28, 1998 (or, if applicable, the next April 28 which follows the day on which a Fund has become a Fund hereunder by amendment to Schedule A subsequent to April 28, 1998), and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after April 28, 1998 (or, if applicable, said next April 28) is specifically approved at least annually (i) by the vote of a majority of the Rule 12b-1 Trustees cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund;

         (b) this Agreement may be terminated with respect to a Class with a 12b-1 plan at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority of the outstanding voting securities of the Class on not more than sixty (60) days' notice to the Principal Underwriter. The Principal Underwriter shall be entitled to receive all contingent deferred sales charges paid or payable from such class with respect to any day subsequent to such termination;

         (c) either party shall have the right to terminate this Agreement with respect to any Class on six (6) months' written notice thereof given in writing to the other;

         (d) the Trust shall have the right to terminate this Agreement forthwith in the event that it shall have been established by a court of competent jurisdiction that the Principal Underwriter or any director or officer of the Principal Underwriter has taken any action which results in a breach of the covenants set out in paragraph 9 hereof;

         (e) if this Agreement is terminated with respect of any Class or Fund, it shall not terminate the Agreement with respect to any other Class or Fund; and

         (f) additional series of the Trust will become Funds hereunder upon approval by the Trustees of the Trust and amendment of Schedule A.

         10. In the event of the assignment of this Agreement by the Principal Underwriter, this Agreement shall automatically terminate.

         11. Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage paid, to the other party, at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the record address of the Trust and that of the Principal Underwriter, shall be 24 Federal Street, Boston, Massachusetts 02110.

         12. The services of the Principal Underwriter to the Trust hereunder are not to be deemed to be exclusive, the Principal Underwriter being free to
(a) render similar service to, and to act as principal underwriter in connection with the distribution of shares of, other series of the Trust or other investment companies, and (b) engage in other business and activities from time to time.

         13. The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission by any rule, regulation or order.

         14. The Principal Underwriter expressly acknowledges the provision in the Trust's Declaration of Trust limiting the personal liability of the shareholders of the Trust and the Trustees of the Trust. The Principal Underwriter hereby agrees that it shall have recourse only to the assets of the relevant Fund or Class thereof for payment of claims or obligations as between the Trust and the Principal Underwriter arising out of this Agreement and shall not seek satisfaction from any shareholders or from the Trustees. No Fund or Class shall not be responsible for obligations of any other fund or class of the Trust.

         15. On June 23, 1997, the Trust adopted a Plan of reorganization and a Multiple Class Plan on behalf of its series and in connection therewith the Trustees of the Trust amended the Declaration of Trust to terminate or rename certain series and to establish four classes of shares within each renamed series. Pursuant to such reorganization the assets of each Marathon series will be converted to Class B assets of the renamed series, the shares of each Marathon series will be converted to Class B shares of the renamed series, the assets of each Classic series will be converted to Class C assets of the renamed series, and the shares of each Classic series will be converted to Class C shares of that renamed series. All references in this Agreement to the "Prior Agreements" shall mean (i) with respect to the Class B assets or shares of a particular Fund, all prior distribution agreements of the Trust applicable to the converted assets and shares of the relevant Marathon series, and (ii) with respect to the Class C assets or shares of a particular Fund, all prior distribution agreements of the Trust applicable to the converted assets and shares of the relevant Classic series. All references in this Agreement to the "Prior Agreements" shall not be applicable to any additional series of the Trust which becomes a Fund hereunder by amendment of Schedule A subsequent to June 23, 1997.

         16. This Agreement shall be effective with respect to a specific Class of shares for a particular Fund on the date that Fund begins offering shares of that Class. As of such effective date, this Agreement shall be deemed to amend, replace and be substituted for the Prior Agreements previously applicable to the relevant Class assets of that Fund. The outstanding uncovered distribution charges of the Principal Underwriter with respect to a specific Class calculated under the Prior Agreements as of the close of business on the date a Fund begins offering shares of that Class shall be the outstanding uncovered distribution charges of the Principal Underwriter with respect to such Class calculated under this Agreement as of the opening of business on the date such shares are offered.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the 23rd day June, 1997.

                                                EATON VANCE MUTUAL FUNDS TRUST

                                                By  /s/  M. Dozier Gardner
                                                    --------------------------
                                                         President


                                                EATON VANCE DISTRIBUTORS, INC.

                                                By  /s/  Alan R. Dynner
                                                    --------------------------
                                                         Vice President

                                   SCHEDULE A

                         EATON VANCE MUTUAL FUNDS TRUST
                             DISTRIBUTION AGREEMENT
                            EFFECTIVE: JUNE 23, 1997

                                                                                            Prior Agreements
                                                      Sales Commissions                   Relating to Class B
       Name of Fund Adopting this Agreement           on Class B Shares                  and/or Class C Assets
       ------------------------------------           -----------------                  ---------------------
Eaton Vance Government Obligations Fund                       5%           Class B:  October 28, 1993
                                                                           Class C:  October 28, 1993/January 27, 1995
Eaton Vance High Income Fund*                                 5%           Class B:  August 1, 1986/July 7, 1993/
                                                                                     August 1, 1995
                                                                           Class C:  January 27, 1995/August 1, 1995
Eaton Vance Strategic Income Fund**                         4.5%           Class B:  November 20, 1990/July 7, 1993/
                                                                                     November 1, 1995
                                                                           Class C:  March 1, 1994/January 27, 1995/
                                                                                     November 1, 1995
Eaton Vance Tax-Managed Growth Fund                           5%           Class B:  March 20, 1996
                                                                           Class C:  June 24, 1996
Eaton Vance Short-Term Treasury Fund                         N/A           N/A

Note:  All Funds adopted a Distribution Agreement dated November 1, 1996.

-----------------------
* This fund is a successor in operations to a fund which was reorganized, effective August 1, 1995 and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

** This fund is a successor in operations to a fund which was reorganized, effective November 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

                                  SCHEDULE A-1

                         EATON VANCE MUTUAL FUNDS TRUST
                             DISTRIBUTION AGREEMENT
                           EFFECTIVE: AUGUST 11, 1997


                                    Sales Commissions on
  Name of Fund Adopting this Plan      Class B Shares           Prior Agreements
  -------------------------------      --------------           ----------------
Eaton Vance Tax-Managed Emerging
  Growth Fund                               5%                         N/A

                                  SCHEDULE A-2

                         EATON VANCE MUTUAL FUNDS TRUST
                             DISTRIBUTION AGREEMENT
                           EFFECTIVE: OCTOBER 17, 1997


                                    Sales Commissions on
  Name of Fund Adopting this Plan      Class B Shares           Prior Agreements
  -------------------------------      --------------           ----------------
Eaton Vance Municipal Bond Fund              5%                       N/A